PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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SHURGARD STORAGE CENTERS, INC.

(Name of Registrant as Specified In Its Charter)

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1

1155 Valley Street

P.O. Box 900933

Seattle, Washington 98109

Phone 206 624 8100
Fax 206 624 1645
www.shurgard.com

March 27, 2003

Dear Stockholder:

      We cordially invite you to attend the 2003 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. at 10:00 a.m. on Tuesday, May 13, 2003, in the Illsley Ball Nordstrom Recital Hall located at Benaroya Hall, 200 University Street, Seattle, Washington 98101. Please see our web site at www.shurgard.com for directions.

      The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow provide details of the business to be conducted at the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, please vote your shares in one of three ways: via Internet, telephone or mail. If you elect to vote by mail, please sign, date and return your proxy card in the enclosed postage-paid envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy. If you plan to attend and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership.

Sincerely,

CHARLES K. BARBO
Chairman, President and
Chief Executive Officer

IMPORTANT

A proxy card is enclosed. We urge all stockholders to complete and mail the proxy card promptly, or use the instructions on your proxy card to use telephone or Internet voting to vote your shares. See our question and answer section for information about voting by telephone or internet, how to revoke a proxy, and how to vote shares in person.

SHURGARD STORAGE CENTERS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2003

To Our Stockholders:

      The 2003 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. (“Shurgard”) will be held in the Illsley Ball Nordstrom Recital Hall located at Benaroya Hall, 200 University Street, Seattle, Washington 98101, on Tuesday, May 13, 2003, at 10:00 a.m. local time. The purposes of the meeting are:

1.	To elect two directors to Shurgard’s Board of Directors; and

2.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      The Board of Directors has set March 18, 2003 as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting. We will make the list of stockholders entitled to vote at the meeting available at Shurgard’s offices at 1155 Valley Street, Suite 400, P.O. Box 900933, Seattle, Washington 98109, for ten days immediately prior to the meeting. The list will also be available at the meeting.

      Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares via Internet, telephone or mail as more fully described on the proxy card. You may revoke your proxy at any time before it is exercised, by submitting to the Corporate Secretary written notice of revocation, a properly executed proxy of a later date or by attending the Annual Meeting and voting in person. You may vote in person at the Annual Meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

CHRISTINE M. MCKAY
Secretary

Seattle, Washington

March 27, 2003

SHURGARD STORAGE CENTERS, INC.

PROXY STATEMENT FOR ANNUAL MEETING

OF STOCKHOLDERS
To Be Held May 13, 2003

       Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 13, 2003, in the Illsley Ball Nordstrom Recital Hall at Benaroya Hall, located at 200 University Street, Seattle, Washington 98101, and at any postponement or adjournment thereof (the “2003 Annual Meeting”). Only owners of record of shares of Shurgard’s Class A Common Stock (“Common Stock”) at the close of business on March 18, 2003 will be entitled to vote at the 2003 Annual Meeting. On that date, Shurgard had 35,975,887 shares of Class A Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote. We will have a quorum if there are a majority of the outstanding shares of Common Stock entitled to vote at the 2003 Annual Meeting, present in person or by proxy.

      The address of our principal executive offices is 1155 Valley Street, Suite 400, Seattle, Washington 98109. We are first sending this Proxy Statement and the accompanying proxy card to stockholders on or about March 27, 2003.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     What is a proxy?

      It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. As is our usual practice, two of our Directors have been designated as proxies for the 2003 Annual Meeting. These Directors are Charles K. Barbo, Chairman and Chief Executive Officer, and Harrell L. Beck, Senior Vice President and Chief Financial Officer.

2.     What is a proxy statement?

      It is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating Charles K. Barbo and Harrell L. Beck each as proxies to vote on your behalf.

3.     What is the difference between a stockholder of record and a stockholder who holds stock in street name?

      If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

4.     How do you get an admission card to attend the meeting?

      If you are a stockholder of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person. You will also need to bring a photo ID to gain admission.

5.     What different methods can you use to vote?

      (a) By Written Proxy: All stockholders can vote by written proxy card.

      (b) By Telephone and Internet Proxy: All stockholders of record also can have their shares voted by proxy by touch-tone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case, the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

      (c) In Person: All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.     What is the record date and what does it mean?

      The record date for the 2003 Annual Meeting is March 18, 2003. The record date is established by the Board of Directors as required by Washington law. Owners of record of Common Stock at the close of business on the record date are entitled to:

(a) receive notice of the meeting, and

(b) vote at the meeting and any adjournments or postponements of the meeting.

7.     How can you revoke a proxy?

      A stockholder can revoke a proxy prior to the completion of voting at the meeting by:

(a) giving written notice to the Secretary of Shurgard,

(b) delivering a later-dated proxy, or

(c) voting in person at the meeting.

8.     Are votes confidential? Who counts the votes?

      We will continue our long-standing practice of holding the votes of all stockholders in confidence from Directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against Shurgard, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspector of election to certify the results of the vote. We hire an independent tabulator to receive and tabulate the proxies and an independent inspector of election from our Transfer Agent, American Stock Transfer & Trust Company, to certify the results.

9.     What are your voting choices when voting for Director nominees, and what vote is needed to elect Directors?

      In the vote on the election of the two Director nominees to serve until the 2006 Annual Meeting, stockholders may: (a) vote in favor of all nominees, (b) vote to withhold votes as to all nominees, or (c) withhold votes as to specific nominees. The Directors elected will be those two candidates receiving the greatest number of affirmative votes cast by shares entitled to vote. If any of the nominees for the Board of Directors become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. The Board recommends a vote “FOR” each of the nominees.

10.     What if a stockholder does not specify a choice for a matter when returning a proxy?

      Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all Director nominees.

11.     How are abstentions and broker non-votes counted?

      Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

PROPOSAL 1: ELECTION OF DIRECTORS AND DIRECTOR INFORMATION

      The Board of Directors is divided into three classes. Each class is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. Shurgard’s Board of Directors presently consists of eight members with three members in each of Class 1 and 2, and two members in Class 3.

Information about the Directors Nominated for Election

          If Elected, Terms to Expire in 2006 (Class 3)

      Wendell J. Smith (age 70) has served as a director of Shurgard since March 1994 and as a director of Shurgard’s wholly-owned subsidiary, SSC Property Holdings, Inc., since August 1994. He has previously served on the Western and National Advisory Boards for Federal National Mortgage Association and the Advisory Board of the Center for Real Estate Research at the University of California. He retired in 1991 from the State of California Public Employees Retirement System (“CalPERS”) after 27 years of employment, the last 21 of which he was in charge of all real estate equities and mortgage acquisitions for CalPERS. During those 21 years, CalPERS invested over $8 billion in real estate equity and $13 billion in mortgages. In 1991, Mr. Smith established W.J.S. & Associates, which provides advisory and consulting services for pension funds and pension fund advisors.

      Harrell L. Beck (age 46) has served as a director of Shurgard and as its Chief Financial Officer and Treasurer since July 1993. Prior to the closing of Shurgard’s merger with Shurgard Incorporated, Mr. Beck also served as Shurgard’s President. He was named Senior Vice President of Shurgard upon the closing of the merger with Shurgard Incorporated. He joined Shurgard Incorporated in April 1986 as the Eastern Regional Vice President, in 1990 became its Chief Financial Officer, and, in 1992, its Treasurer. Prior to joining Shurgard Incorporated, Mr. Beck was a manager with Touche Ross & Co., where he was employed for approximately six years, during which time he provided services primarily to clients in the real estate and aerospace industries. Mr. Beck has a Bachelor of Arts degree in Business Administration from Washington State University and is a member of the American Institute of Certified Public Accountants.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR BOTH NOMINEES FOR DIRECTOR.

Information about Directors Whose Terms of Office Continue after the Annual Meeting

          Terms to Expire In 2005 (Class 2)

      W. Thomas Porter (age 69) has served as a director of Shurgard since his appointment in March 1999. He retired as an Executive Vice President and member of the senior management committee of Seafirst Bank in March 1999, after 15 years in numerous leadership positions with Rainier Bank, Security Pacific Bank, and Seafirst Bank (a unit of Bank of America). Prior to his career in banking, for 15 years he was with Touche Ross & Co. in New York and Seattle and was National Partner for Professional Development and Planning. He also was the National Partner in charge of Executive Financial Counseling. He was a Professor of Management Control at the University of Washington for 9 years and for one year at the North Europe Management Institute in Oslo, Norway. Mr. Porter has a Bachelor of Science degree from Rutgers University, a Master of Business Administration degree from the University of Washington, and a Doctor of Philosophy

degree from Columbia University. Mr. Porter is an officer of Coldstream Holdings, Inc., a registered investment company.

      Raymond A. Johnson (age 61) has served as a director of Shurgard since his appointment in September 1997. He retired from Nordstrom, Inc. as its Co-Chairman and a member of its Board of Directors in 1996. In June 2002 Mr. Johnson returned to Nordstrom, Inc. to head that company’s catalog and Internet division. He is currently a principal in RAJ LLC, a consulting firm whose primary client is Nordstrom Inc. Prior to his retirement from Nordstrom, Inc., Mr. Johnson was that company’s Co-President, as well as holding a variety of other executive and managerial positions at Nordstrom, Inc. in Washington and California, dating back to 1969. He attended Western Washington University.

      Anna Karin “Annika” Andrews (age 32) was appointed to the Board of Directors in August 2002. Ms. Andrews is Vice President, Business Development and Information Technology with Northwest Hospital in Seattle, Washington. Prior to her current position, Ms. Andrews served as Chief Information Officer from 1999 to 2001 and served in various other technology and project management capacities with Northwest Hospital. Ms. Andrews received her B.A. in Economics from Princeton University in 1993.

          Terms to Expire in 2004 (Class 1)

      Charles K. Barbo (age 61) has been involved as a principal in the real estate investment industry since 1969. Mr. Barbo is one of the co-founders of Shurgard Incorporated, which was organized in 1972 to provide property management services for self-storage facilities and other real estate and commercial ventures. Prior to the merger of our former management company, Shurgard Incorporated, with and into Shurgard in 1995, he served as Chairman of the Board and President of Shurgard Incorporated. On the closing of the merger with Shurgard Incorporated, he was named Chairman of the Board, President, and Chief Executive Officer of Shurgard. Mr. Barbo is a graduate of the Owner/ President Management Program of Harvard Business School and has a Bachelor of Arts degree in history from the University of Washington. He is an alumnus of the Young Presidents’ Organization.

      George P. Hutchinson (age 64) has served as a director of Shurgard since his appointment in December 1997. Mr. Hutchinson has been involved in the securities brokerage and international investment banking industries for over 30 years. From 1970 to 1990, he was with Salomon Brothers in New York, London, Hong Kong, Tokyo, and Zurich. Since 1990, he has been President of G. P. Hutchinson & Co., in Seattle, which he established to provide investment banking services to regional companies. Mr. Hutchinson has a Bachelor of Arts degree from the University of Washington and a Master of Business Administration degree from Columbia University.

      Howard Behar (age 58) was appointed to the Board of Directors in December 2002 and began his term in January 2003. Mr. Behar has been a director of Starbucks Coffee Company since January 1996. Mr. Behar served as President of Starbucks Coffee International, Inc. from June 1994 until his retirement in late 1999. He rejoined Starbucks in September 2001 as President, North American Operations and retired from that position in late 2002. Mr. Behar also served as the Executive Vice President, Sales and Operations from February 1993 to June 1994, and held various other senior operations and management positions with that company beginning in 1989.

          Committees of the Board of Directors

      As called for by our Bylaws, the Board of Directors has established four standing committees — an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a European Investment Committee. Each of these committees is responsible to the full Board of Directors and its activities are therefore subject to the approval of the Board of Directors. In light of the adoption of the Sarbanes-Oxley Act of 2002 and new rules proposed by the New York Stock Exchange, the Board of Directors has examined the functions of the various committees, adopted new or revised charters as appropriate, reviewed Shurgard’s code of ethics for employees and management, and directed revisions and enhancements to those documents where necessary.

      The functions performed by these committees are summarized as follows:

      Audit Committee. The Audit Committee has the sole authority to retain independent public accountants to be selected to audit Shurgard’s annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and independent accountants’ letter of comments and management’s responses thereto, major accounting changes made or contemplated, and the effectiveness and efficiency of Shurgard’s internal accounting staff. The members of the Audit Committee are Messrs. Porter (Chair), Smith, and Hutchinson. The Audit Committee met seven times in 2002. All three members of the Audit Committee are outside Directors and are “independent” as this term is defined in the New York Stock Exchange listing standards. The Board of Directors has adopted a Charter of the Audit Committee, which was revised in 2002 and is attached as Appendix A. (See “Audit Committee Report” below.)

      Compensation Committee. The Compensation Committee adopted a formal charter in January 2003, attached as Appendix B which sets forth that Committee’s responsibilities, which include the following: (i) to develop Shurgard’s executive compensation philosophy and annually review and approve policies regarding executive compensation programs and practices (ii) to review significant employee benefits programs and recommend and administer executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans, and any other cash or stock incentive programs, (iii) to annually review executive stock ownership and monitor progress toward meeting ownership guidelines, (iv) to produce the annual Compensation Committee report for inclusion in the proxy statement and (v) to review and approve corporate goals and objectives relative to CEO performance and compensation. The members of the Compensation Committee are Messrs. Johnson (Chair), Hutchinson, Smith and Porter, all of whom are outside directors. The Compensation Committee met four times in 2002. (See “Report of Compensation Committee on Executive Compensation” below.)

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (formerly known as the Nominating and Organization Committee) makes recommendations to the Board of Directors regarding: (i) the size and composition of the Board of Directors, (ii) nominees for director positions, (iii) structure and members of that Committee, (iv) the organization of Shurgard and oversight of the evaluation of the Board and management, (vi) development of procedures for and compliance by Shurgard with statutory and New York Stock Exchange standards for corporate governance; and performs such other duties as may be assigned by the Board. This Committee considers nominees recommended by stockholders in accordance with the procedures governing such nominations set forth in our Bylaws. The members of the Nominating and Governance Committee are Messrs. Porter (Chair), Hutchinson, Johnson and Smith. The Nominating and Governance Committee met three times in 2002.

      European Investment Committee. The European Investment Committee was formed in October 1999. The European Investment Committee is responsible for reviewing the performance of our European operations and providing advice to the Board of Directors with respect to our European expansion and operations strategies. These Committee members also represent Shurgard on the Management Committee of Shurgard Self Storage, S.C.A.. The members of the European Investment Committee are Messrs. Hutchinson and Barbo. The European Investment Committee held 11 meetings in person and met five times by conference call in 2002.

      The Board of Directors met seven times in 2002. The non-employee directors met four times in executive session without Shurgard officers present in 2002. All members of the Board of Directors who served the entire year attended at least 75% of the total number of Board meetings and Committee meetings of which they are members. Ms. Andrews attended at least 75% of the number of Board meetings held since her appointment in August 2002. Mr. Behar began his service on the Board in January 2003.

Director Compensation

      Fees. Directors who are employees of Shurgard are not paid any fees for their services as directors. Non-employee directors were paid an annual retainer in 2002 of $20,000 for serving on the Board of Directors, an additional fee of $1,000 for each meeting of the Board of Directors attended, and $1,000 for each committee meeting attended. In addition, non-employee directors who serve on the European Investment Committee receive an annual retainer of $20,000 per year for their service on that committee. Commencing in 2003, non-employee directors will receive $1,500 for each committee they belong to, $1,200 for each committee meeting, and $3,000 for each committee they chair, with the exception of the chair of the Audit Committee who will receive $5,000. Shurgard reimburses each non-employee director for travel expenses incurred in connection with activities on behalf of Shurgard.

      Options and Restricted Stock. On December 12, 2001, the Board granted options for 12,000 shares to Mr. Hutchinson and options for 6,000 shares each to Messrs. Johnson, Porter, and Smith exercisable at fair market value on the grant date ($30.75 per share) under the Amended and Restated Stock Incentive Plan for Non-Employee Directors implemented in 1996 (the “Director Plan”). These options vested on the day of the 2002 Annual Meeting. On the same date, the Board granted 1,000 shares of restricted stock pursuant to Shurgard’s 2000 Long-Term Incentive Plan to Mr. Hutchinson and 500 shares of restricted stock each to Messrs. Johnson, Porter, and Smith. These shares have a market value of $30.75 per share based on the closing price on the date of grant. The restrictions lapse on the day of the 2003 Annual Meeting.

      On August 6, 2002, the Board granted options for 11,000 shares to Ms. Andrews on the occasion of her appointment to the Board. One option for 1,000 shares vested on the date of grant. The remaining option for 10,000 shares vests on the day of the 2003 Annual Meeting. These options are exercisable at fair market value on the grant date ($33.91 per share). On January 30, 2003, the Board granted options for 10,000 shares to Mr. Behar, options for 12,000 shares to Mr. Hutchinson, and options for 6,000 shares to each of Messrs. Johnson, Porter, and Smith and Ms. Andrews exercisable at fair market value on the grant date ($29.15 per share), under the 2000 Long-Term Incentive Plan. These options vest on the day of the 2004 Annual Meeting. On January 30, 2003, the Board granted to each of the directors 700 shares of restricted stock (other than Mr. Hutchinson, who received 1,400 shares) with a market value of $29.15 based on the closing price of the date of grant. The restrictions lapse on the day of the 2004 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Shurgard’s officers and directors, and persons who own more than 10% of a registered class of Shurgard’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish Shurgard with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it or on written representations from certain reporting persons required for those persons, Shurgard believes that during the 2002 fiscal year all filing requirements applicable to its officers and directors were substantially complied with by such persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 18, 2003, certain information with respect to the beneficial ownership of Common Stock by each director, our five most highly compensated executive officers, including our chief executive officer, and our directors and executive officers as a group. It also sets forth, as of the dates noted, certain information with respect to stockholders who beneficially own more than 5% of the shares of Class A Common Stock. Based on such information furnished by such owners, and except as otherwise noted,

Shurgard believes that the beneficial owners of the shares of Common Stock listed below have sole voting and investment power with respect to such Common Stock.

Amount and
Nature of
		Beneficial	Percent
Name and Address of Beneficial Owner	Title of Class	Ownership	of Class

Charles K. Barbo	Class A Common Stock	1,791,916(1)	5%
1155 Valley Street, Suite 400 Seattle, WA 98109
David K. Grant	Class A Common Stock	95,137(2)	*
Harrell L. Beck	Class A Common Stock	314,266 (3)	*
Steven P. Tyler	Class A Common Stock	124,932 (4)	*
Christine M. McKay	Class A Common Stock	63,460 (5)	*
Anna K. Andrews	Class A Common Stock	14,867 (6)	*
Howard Behar	Class A Common Stock	700 (7)	*
George P. Hutchinson	Class A Common Stock	62,920 (8)	*
Raymond A. Johnson	Class A Common Stock	35,700 (9)	*
W. Thomas Porter	Class A Common Stock	36,836(10)	*
Wendell J. Smith	Class A Common Stock	41,877(11)	*
All directors and executive officers as a group (11 persons)	Class A Common Stock	2,582,611(12)	7.2%

*	Less than 1%.

(1)	Includes 9,029 shares held for Mr. Barbo’s individual account under the Employee Stock Ownership (“ESOP”) portion of Shurgard’s Employee Retirement Savings Plan and Trust (“ESOP”), 2,000 shares held by trusts of which Mr. Barbo is a trustee, 410 shares owned by a corporation controlled by Mr. Barbo, and 620,300 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(2)	Includes 13,740 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days, 200 shares held directly by Mr. Grant’s child, and 7,173 shares held for Mr. Grant’s individual account under the ESOP.

(3)	Includes 271,854 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 6,600 shares held for Mr. Beck’s individual account under the ESOP.

(4)	Includes 95,560 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 1,167 shares held for Mr. Tyler’s individual account under the ESOP.

(5)	Includes 53,610 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 706 shares held for Ms. McKay’s individual account under the ESOP.

(6)	Includes 11,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(7)	Includes no shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(8)	Includes 600 shares directly owned by Mr. Hutchinson’s wife and children, and 56,420 shares currently exercisable or exercisable within 60 days.

(9)	Includes 32,500 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(10)	Includes 27,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(11)	Includes 500 shares held in a family trust, and 34,760 shares in that trust which are issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(12)	Includes an aggregate of 1,216,744 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

EXECUTIVE COMPENSATION

Compensation of Executives

      The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 2002, 2001, and 2000, for Mr. Barbo and for the four other most highly compensated executive officers of Shurgard.

Summary Compensation Table

					Shares	Long-Term
					Underlying	Compensation
					Options/
		Annual Compensation		Restricted	Stock		All Other
				Stock	Option	LTIP	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards($)(2)	Awards(#)	Payouts	($)(3)

Charles K. Barbo	2002	300,000	-0-	365,760	104,477	-0-	4,000
Chairman, President and	2001	300,000	55,500	389,418	89,376	-0-	3,400
Chief Executive Officer	2000	300,000	-0-	372,960	380,000	-0-	3,400
David K. Grant(4)	2002	300,000	75,000	-0-	-0-	-0-	23,666
Executive Vice President and	2001	300,000	90,000	-0-	-0-	-0-	20,141
Managing Director of	2000	242,000	27,200	-0-	-0-	-0-	75,257
European Operations
Harrell L. Beck	2002	200,000	38,500	135,871	38,806	-0-	26,840
Director, Senior Vice President	2001	190,000	104,825	121,708	35,350	-0-	22,545
and Chief Financial	2000	185,000	-0-	116,550	75,000	-0-	13,981
Officer
Steve Tyler	2002	200,000	38,850	120,196	34,328	-0-	12,299
Senior Vice President,	2001	190,000	58,854	97,354	22,344	-0-	11,851
Operations	2000	164,583	31,080	93,240	45,000	-0-	12,894
Christine M. McKay	2002	165,000	34,650	83,610	23,881	-0-	12,284
Senior Vice President,	2001	150,000	46,375	73,031	19,861	-0-	10,279
Secretary and General	2000	120,058	12,650	69,930	40,000	-0-	6,396
Counsel

(1)	Includes bonus awards earned during 2002 pursuant to the terms of incentive compensation, discretionary bonus and profit-sharing arrangements.

(2)	The listed dollar values of restricted shares shown in the table for the 2002 grant are based on the NYSE closing price on the date of grant (December 11, 2002) of $31.35. The listed dollar values of restricted shares shown in the table for the 2001 grant are based on the NYSE closing price on the date of grant (December 12, 2001) of $30.75. The listed dollar values of restricted shares shown in the table for the 2000 grant are based on the NYSE closing price on the date of grant (December 7, 2000) of $23.31. As of December 31, 2002, Mr. Barbo held 40,331 restricted shares with an aggregate 2002 fiscal year end value of $1,263,974 based on the NYSE closing price on that date of $31.34 per share. Mr. Beck held 13,292 restricted shares with an aggregate 2002 fiscal year end value of $416,571, Mr. Tyler held 11,000 restricted shares with an aggregate 2002 fiscal year end value of $344,740, and Ms. McKay held 8,042 restricted shares with an aggregate 2002 fiscal year end value of $252,036. The restricted shares have voting and dividend rights. For a more detailed description of the restricted shares, see “Long-Term Equity Incentives” below.

(3)	For the year ended December 31, 2002, with respect to each of Mr. Barbo, Mr. Beck and Mr. Tyler includes: $4,000 contributed by Shurgard under the ESOP component of its Employee Retirement Savings Plan and $3,787 contributed for Ms. McKay; employer-matching contributions made by

Shurgard under its Employee Retirement Savings 401(k) Plan of $5,246 for each of Mr. Beck and Ms. McKay and $3,246 for Mr. Tyler, with respect to Mr. Beck, Mr. Tyler and Ms. McKay, includes payments of $7,213, $5,053, and $3,251 respectively, paid annually towards insurance premiums for an executive disability plan. With respect to Mr. Beck, includes a cash payment of $10,381 relating to interests in cash distributions from certain partnerships.

(4)	For the year ended December 31, 2002, includes: employer-matching contributions made by Shurgard under its 401(k) plan of $5,246, $4,000 contributed by Shurgard under its ESOP, and $14,420 relating to interests in cash distributions from certain partnerships. Other compensation amounts for 2001 include a reduction in the amount shown from $169,632 reported last year due to a computational error, and for 2000 include an amount related to Mr. Grant’s relocation in connection with Shurgard’s European joint venture of $56,000 for cost of living adjustments, education, housing, personal travel and automobile allowances.

Option Grants

      The following table sets forth certain information regarding options to purchase shares of Class A Common Stock granted to Shurgard’s executive officers for whom compensation information is reported in this proxy statement during the fiscal year ended December 31, 2002.

Option Grants in Fiscal 2002

	Individual Grants
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Shares	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(3)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/Share)(2)	Date	5%($)	10%($)

Charles K. Barbo	104,477	21.5%	31.35	12/11/12	$2,059,853	$5,220,071
Harrell L. Beck	38,806	8%	31.35	12/11/12	$765,093	$1,938,896
David K. Grant	-0-	N/A	N/A	N/A	N/A	N/A
Steve Tyler	34,328	7%	31.35	12/11/12	$676,806	$1,715,158
Christine M. McKay	23,881	4.9%	31.35	12/11/12	$470,834	$1,193,186
All Stockholders	35,576,872	N/A	N/A	N/A	$701,428,149	$1,777,556,647

(1)	Unless otherwise noted, the options vest in annual installments of 33.33% commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. All grants were made under the 2000 Long-Term Incentive Plan, as amended. (See “Long-Term Equity Incentives” below.)

(2)	Options granted at the fair market value on the date of grant (December 11, 2002).

(3)	The actual value, if any, that the named executive officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The value for “All Stockholders” is calculated by using $31.35, the closing price per share of Class A Common Stock as reported by the New York Stock Exchange on December 11, 2002, the date of the first option grant to an executive officer in 2002, and 35,576,872 shares, the number of shares of Class A Common Stock outstanding as of that date. There can be no assurance that the actual value per share realized by the named executive officer or by all stockholders will approximate the potential realizable values set forth in the table.

Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table sets forth certain information regarding options held as of December 31, 2002 by each of Shurgard’s executive officers for whom compensation information is reported in this proxy statement.

Aggregated Option Exercises in Last Fiscal Year

and Year End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-The-Money Options
	Shares		Fiscal Year-End(#)		At Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)(2)	Exercisable	Unexercisable	Exercisable		Unexercisable

Charles K. Barbo	168,471	1,423,270 (3)	553,634	290,727	3,138,207		1,228,061
David K. Grant	6,000	68,500	13,740	-0-	163,838	(4)	-0-
Harrell L. Beck	8,370	111,384	271,854	82,269	1,879,854		265,857
Steve Tyler	10,000	84,300	100,560	64,224	693,574		161,767
Christine M. McKay	13,300	142,402	53,610	50,454	414,416		143,789

(1)	This amount is the aggregate number of outstanding options multiplied by the difference between $31.34 (the NYSE closing price of Class A Common Stock on December 31, 2002) and the exercise price of those options that are below $31.34.

(2)	This amount includes dividend equivalents of $12.94 per share paid to the option holder on exercise of the following total number of stock options: Mr. Beck, 1,370; and Ms. McKay, 375.

(3)	This amount includes a bonus of $2.25 per share, paid to Mr. Barbo in cash on exercise of the option to purchase 30,000 shares and $11.36 per share paid to Mr. Barbo in cash on the exercise of 5,137 shares.

(4)	This amount includes dividend equivalents of $12.94 per share as of December 31, 2002 to be paid to Mr. Grant on exercise of the option to purchase a total of 2,740 shares under currently exercisable stock options.

Report of Compensation Committee on Executive Compensation

Compensation Philosophy and History

      Shurgard’s compensation system is structured to attract and retain executives who are entrepreneurial and agree to be compensated, in significant part, by creating value for stockholders. The Compensation Committee and Board of Directors believe that this structure is advantageous to stockholders because the fixed costs of salaries are minimized, and executives’ and stockholders’ interests are aligned. The Compensation Committee first engaged an independent consultant in 1997 to review the compensation philosophy of Shurgard and the compensation levels for the senior executives and board members, in order to ensure that the compensation system remains aligned with these considerations and corporate goals. The independent consultant has updated this report for the Committee each Fall beginning in October 1999 including the most recent update issued in December 2002.

      The Compensation Committee also reviews and recommends the compensation arrangements for the Board of Directors including compensation for committee membership and attendance at meetings.

Compensation Policies

      For 2002, Shurgard’s compensation policies continued to reflect the movement from below-market toward market-level salaries, and toward rewarding excellence through incentives tied to performance using measures that promote the goal of increasing shareholder value.

      Salaries. Base salaries for all of the executive officers are reviewed annually by the Compensation Committee in accordance with certain criteria including growth in funds from operations (“FFO”) per share of common stock, individual performance, execution of the strategic plan, the functions performed by the executive officer, leadership skills, and changes in competitive compensation data which the Committee reviews each year. The weight given the factors by the Compensation Committee may vary from individual to individual. The Compensation Committee, however, intends to reward executive officers for their achievements primarily through the annual incentive bonus and long-term equity incentive compensation awards discussed below. With respect to base salaries, the Compensation Committee reviewed the independent compensation consultant’s reports from 2002, which included data from surveys reflecting organizations of comparable size and organization structure in the REIT, retail, and service industries. In addition, the consultant reviewed published compensation information for 15 publicly traded, self-administered REITs with estimated 2002 assets of between $700 million and $4.9 billion. The Committee believes that Shurgard’s most direct competitors for executive talent are not necessarily all of the companies that would be included in the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) Equity Index in the stock price performance chart that compares stockholder returns. Some, but not all, of the companies included in the stock price performance chart are included in the compensation surveys. Overall, base salaries for the executive officers fall below the 50th percentile of the industries from which Shurgard recruits employees such as retail, fast food, restaurant, leisure, hospitality, and REITs. Beginning in 2002 the Committee’s intention was to establish base salaries and incentive compensation for executives closer to the 50th percentile.

      The Compensation Committee reviewed and approved the salaries for the CEO and each of the named executive officers. The Committee set Mr. Barbo’s annual salary for 2002 at $300,000, after considering Mr. Barbo’s years of experience in and knowledge of the self-storage industry, his leadership in infusing Shurgard with strong corporate values and a common mission, and the continued improvement of operating results from Shurgard’s properties.

      Annual Incentive Bonus. The Compensation Committee established target bonuses based on Shurgard’s funds from operations for 2002 and individual performance criteria, except in the case of Mr. Grant, whose performance criteria were established in relation to European developments and budget-to-date actual performance. Actual bonus amounts are determined after the fiscal year end in accordance with a bonus plan adopted each year. The bonus plan is tied to achievement of both individual performance objectives and a specific target for funds from operations (“FFO”), a measurement commonly used in the REIT industry, with a discretionary component.

      Long-Term Equity Incentives. Long-term equity compensation is the linchpin of Shurgard’s compensation policy of incentivizing entrepreneurial interest in the creation of stockholder wealth. Generally, the number of stock options granted to an executive officer increases in relation to the executive officer’s level of responsibility in Shurgard and his or her ability to directly impact the profitability of Shurgard. The number of options previously granted and other stock holdings by the named executive officers were not considered in making the awards. Shurgard adopted its first stock option plan in 1993, and in 1995, adopted a Long-Term Incentive Compensation Plan for the purpose of encouraging employees to acquire and maintain stock ownership in Shurgard. Shurgard stockholders approved the 2000 Long-Term Incentive Plan (the “2000 Plan”) at the 2000 Annual Meeting, and at the 2002 Annual Meeting approved the amendment of the 2000 Plan to increase the number of shares available for award.

      On December 11, 2002, executives in Shurgard, other than Mr. Grant, were granted stock options at fair market value on the date of the grant ($31.35 per share) under the 2000 Plan. The options vest annually over three years. Mr. Barbo was granted options to purchase 104,477 shares. These options were intended as a part of the executives’ compensation package for 2003.

      On December 11, 2002, Messrs. Barbo, Beck, and Tyler, Ms. McKay and other officers were granted shares of restricted stock under the 2000 Plan. The release of restrictions for these shares vest over five years, and any unvested portion is forfeited in the event that the executive’s employment with Shurgard is terminated prior to full vesting. In the event of certain business combination transactions as defined in the 2000 Plan, the shares become fully vested and all forfeiture restrictions lapse. Mr. Barbo received a grant of 11,667 restricted shares, which had a fair market value on the date of grant of $31.35 per share. (See “Summary Compensation Table” above.) These grants were intended to be part of the executives’ compensation package for 2003.

      Other Benefits. Shurgard also offers its executives and other employees the opportunity to participate in a 401(k) Plan and Employee Stock Ownership Plan (“ESOP”) known as the Shurgard Employee Retirement Savings Plan and Trust, through which Shurgard may make discretionary matching contributions. The salary deferral component of this plan provides for participants to direct their contributions to one or more of 19 mutual fund investment options administered by Fidelity Investments. In addition, Shurgard has an Employee Stock Purchase Plan under which employees may purchase Shurgard common stock through payroll deduction at a discounted share price of not less than 90% of the fair market value on any offering date.

      Policy with Respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure, and shareholder approval requirements are met. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2002 is also expected to qualify for deductibility. Shurgard’s executive compensation programs are designed to provide awards based on individual and company performance measures. To the extent there is no adverse effect on this performance-related approach or on Shurgard’s ability to provide competitive compensation, it is the Committee’s policy to minimize executive compensation expense that is non-deductible by Shurgard for tax purposes.

Respectfully submitted, Raymond A. Johnson, Chair
George P. Hutchinson
W. Thomas Porter
W.J. Smith

Compensation Committee Interlocks and Insider Participation

      Shurgard’s Compensation Committee is now, and was for all of 2002, composed entirely of the four outside directors named as signatories to the Compensation Committee Report above. Compensation Committee members do not have any professional, familial or financial relationship with the Chief Executive Officer or other executive officers of Shurgard which would require separate disclosure in our SEC filings, other than their directorship.

Stock Price Performance

      Set forth below are line graphs comparing the cumulative total return on the Class A Common Stock during the period beginning on January 1, 1997, and ending on December 31, 2002, the last day of Shurgard’s 2002 fiscal year, with the cumulative total return on the Standard & Poor’s 500 Index and the Equity REIT Index prepared by NAREIT. The comparison assumes $100 was invested on January 1, 1997, and assumes reinvestment of dividends. The stock price performance shown on the graphs is not necessarily indicative of future price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans Relating to Class B Common Stock

      On March 1, 1994, as a part of the consolidation of 17 partnerships and formation of Shurgard (“the Consolidation”), Shurgard made a $1,981,000 interest-free loan to Mr. Barbo to enable him to make certain capital contributions that were required in connection with that consolidation. Mr. Barbo’s shares of Class B Common Stock were pledged as collateral for the loan, which had a maturity date of March 1, 2003. As the loan was repaid, a percentage of the Class B Common Stock equal to the percentage of the loan principal being repaid was released from the pledge and Mr. Barbo had the option to convert his Class B Common Stock, on a share-for-share basis, into Class A Common Stock. In December 2002, both Mr. Barbo and the other Class B Shareholder, Arthur W. Buerk, repaid the balance of these loans in full and converted all of their remaining Class B shares to Class A shares as follows: 78,075 shares for Mr. Barbo including 1,546 shares held by a corporation controlled by Mr. Barbo and 76,529 shares for Mr. Buerk.

Employment Agreements; Change in Control Arrangements

      1993 Stock Option Plan. The 1993 Stock Option Plan provides that, on the occurrence of certain transactions, including certain mergers and other business combinations involving Shurgard, outstanding options will become fully exercisable. Such options, if not exercised, will terminate on consummation of such transactions. In the alternative, at the discretion of Shurgard and the corporation(s) participating in such transactions, such options may be assumed by the acquiring or surviving corporation.

      1995 Long-Term Incentive Plan. In the event of certain mergers or consolidations involving Shurgard, a sale, lease, exchange, or other transfer of all or substantially all of Shurgard’s assets, or a liquidation or dissolution of Shurgard, outstanding options, stock appreciation rights and restricted stock under the 1995 Long-Term Incentive Plan will become fully exercisable, subject to certain exceptions. In addition, the Compensation Committee may take such further action as it deems necessary or advisable, and fair to participants, with respect to outstanding awards under the 1995 Long-Term Incentive Plan.

      2000 Long-Term Incentive Plan. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of Shurgard, each option, stock appreciation right, or stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such award will not so accelerate if, and to the extent, (a) such award is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation, or (b) such award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such award. Any such awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event the holder’s employment or services should subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by Shurgard for cause or by the holder voluntarily without good reason.

      Business Combination Agreements. Shurgard has entered into an agreement with each of its officers that provides for payments in the event that the employee’s employment is terminated by Shurgard other than for cause, or by the employee for good reason, within two years after certain business combination transactions, including but not limited to changes of control. The agreements provide for the continuation of benefits and continued employment or pay for two and one-half years of annual salary and average bonus, and, in the event of certain taxation of payments made under these agreements, additional payments necessary for the officers to receive the benefits contemplated by the agreements. Until July 2000, the business combination agreement contained a limitation on benefits which would have reduced the maximum benefit payable by the value of any stock option acceleration resulting from a corporate transaction. In July 2000, the Board agreed to amend the business combination to remove this “cap” on benefits, which brought Shurgard’s policy in line with several of its peer companies.

      Service Agreement. In June 2000, Shurgard and Shurgard Self Storage S.C.A. (“Shurgard Europe”) entered into a Service Agreement with Mr. Grant covering the terms of his employment as President of Shurgard Europe through June 2003 and replacing his business combination agreement. Mr. Grant’s salary and benefits are paid by Shurgard and reimbursed by Shurgard Europe. Under the Service Agreement, Mr. Grant is entitled to certain payments including a maximum of two and one-half years of annual salary and average bonus as well as benefits from Shurgard in the event that Shurgard does not offer him a suitable position in the United States on the expiration of the agreement.

      Vision 2003 Bonus Plan. In 1999, the Board approved a bonus plan known as Vision 2003. Under the terms of the Plan, employees of Shurgard will share a potential one time bonus payment of $50 million dollars. The bonus is an all or nothing bonus, earned on achievement of the equivalent of $5.00 funds from operations (“FFO”) per share annually (for a detailed definition of FFO please refer to Shurgard’s Annual Report on Form 10-K filed on March 14, 2002). The $5.00 FFO threshold will be measured by annualizing any single quarter FFO; e.g. a fiscal quarter FFO of $1.25 is equivalent to $5.00 FFO annually and will result in payment of the bonus. This goal must be achieved by December 31, 2003 or no bonus will be paid. The bonus is payable to all employees based on length of service and position within Shurgard and is subject to adjustment by the Board for unplanned expansion of existing business or new business ventures.

Audit Committee Report

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Shurgard specifically incorporates this Report by reference therein. The members of the Audit Committee are Mr. Hutchinson, Mr. Porter as Chairman, and Mr. Smith, each of whom is independent of Shurgard and its management as defined by current New York Stock Exchange listing standards. The Audit Committee, in light of the changes imposed on companies and their audit committees by the Sarbanes-Oxley Act of 2002, recommended to the Board of Directors a revised charter in March, 2003, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee’s responsibilities under the revised charter include the following:

(i)	Monitoring the preparation of quarterly and annual financial reports by Shurgard’s management, including discussions with management and Shurgard’s outside auditors;

(ii)	Matters concerning the relationship between Shurgard and its outside auditors, including their appointment or removal; reviewing the scope of their audit services and related fees, and determining whether the outside auditors are independent (based in part on the annual letter provided to Shurgard pursuant to Independence Standards Board Standard No. 1);

(iii)	Overseeing management’s implementation of effective systems of internal financial controls and monitoring their progress and results.

(iv)	Assisting the Board of Directors in overseeing the integrity of Shurgard’s financial statements and compliance with legal and regulatory requirements;

(v)	Preparing the report for inclusion in the Proxy Statement.

      The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met seven times during fiscal 2002. Members of the Audit Committee met with both management and Shurgard’s outside auditors, Deloitte & Touche LLP (“Deloitte & Touche”), to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. The Audit Committee’s review included discussion with Deloitte & Touche on those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). The Audit Committee also discussed with Deloitte & Touche matters relating to their independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These matters included whether the provision of services other than audit services is compatible with maintaining independence. The Audit Committee continued to monitor the scope and adequacy of Shurgard’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of Shurgard’s audited financial statements in Shurgard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

      As a result of the adoption of the Sarbanes-Oxley Act of 2002, the Board of Directors is required to determine whether Shurgard has an “audit committee financial expert” on the Audit Committee. An “audit committee financial expert” is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. Based on its review of the experience and qualifications of the Audit Committee members, the Board of Directors determined at its meeting held in March 2003 that the following members of the Audit Committee are qualified as audit committee financial experts: W. Thomas Porter and George P. Hutchinson.

Respectfully submitted,

W. Thomas Porter, Chair
George P. Hutchinson
W.J. Smith

INDEPENDENT AUDITORS

      Deloitte & Touche LLP, which audited Shurgard’s accounts for the last fiscal year, has been Shurgard’s independent auditor since Shurgard’s inception. Representatives of Deloitte & Touche LLP are expected to attend the 2002 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of Shurgard’s annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in Shurgard’s Quarterly Reports on Form 10-Q for that fiscal year were $632,743.

Financial Information Systems Design and Implementation Fees

      The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002 were $0.

All Other Fees

      The aggregate fees billed by Deloitte for services rendered to Shurgard, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002 were $155,619 for audit-related fees for services rendered in fiscal year 2002 for employee benefit plans, comfort letters and joint venture and partnership audits, and $286,400 for non-audit related fees for services rendered in fiscal year 2002 for tax services unrelated to the audit.

SOLICITATION OF PROXIES

      The proxy card accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by our officers, directors and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. D. F. King & Co., Inc. may solicit proxies at an approximate cost of $11,500, plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of soliciting proxies will be paid by Shurgard.

OTHER MATTERS

      We know of no other matters that are likely to be brought before the 2003 Annual Meeting. If, however, other matters not now known or determined come before the 2003 Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders must be received in written form to be considered for inclusion in the Proxy Statement and proxy card for Shurgard’s 2004 Annual Meeting of Stockholders by the Secretary of Shurgard no later than November 29, 2003.

      In addition, Shurgard’s Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual shareholder meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of Shurgard regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at the principal executive offices of Shurgard no later than 90 days prior to the date of such annual meeting (or, if the annual meeting is not held on the second Tuesday of May and Shurgard provides less than 90 days’ notice of such meeting, no later than 10 days after the date of the notice).

      Accordingly, subject to the exception noted above, a shareholder who intends to present a proposal at the 2004 Annual Meeting without inclusion of the proposal in Shurgard’s proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no later than February 11, 2004. Shurgard reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

      We have mailed each stockholder a copy of our 2002 Annual Report. You can request additional copies without charge by writing or calling our Investor Relations Department at (800) 955-2235. The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and/or annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the affected stockholders. If, at any time, you wish to receive a separate copy of this proxy statement and/or the accompanying annual report or you wish to discontinue “householding” and arrange to receive a separate annual report and proxy statement in the future, please direct your written request to Shurgard Storage Centers, Inc., 1155 Valley Street, Suite 400, P.O. Box 900933, Seattle, WA 98109-9624, Attention: Investor Relations, or contact our Investor Relations Department by telephone at (800) 582-0238. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact our Investor Relations Department.

By Order of the Board of Directors,

CHRISTINE M. MCKAY
Secretary

Seattle, Washington

March 27, 2003

Appendix A

Charter of the Audit Committee
Of Shurgard Storage Centers, Inc. Board of Directors

      In addition to the provisions of Section 4.16.2 of the bylaws of this corporation (the “Company”), the objectives, policies and functions of the Audit Committee of this Board of Directors (the “Audit Committee”) shall be as follows:

Purpose and Authority:

      The Audit Committee (the “Committee”) shall assist the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal and independent auditors, and (5) compliance with the Company’s code of ethics for senior financial officers and compliance with the Company’s code of conduct for all Company personnel. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

      As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

      The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition:

Independence

      The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the New York Stock Exchange and any other regulations applicable to the Company from time to time.

Financial Literacy/ Expertise

      Each Committee member shall be financially literate in the business judgment of the Board. At least one Committee member shall have, through education and experience as a public accountant or auditor or a principal financial officer, comptroller or principal accounting officer or from performance of similar functions, sufficient financial expertise in accounting and auditing so as to be a “financial expert,” in accordance with such regulations as may be applicable to the Company from time to time.

Service on Other Public Company Audit Committees

      No member of the Committee shall serve on more than two audit committees of publicly traded companies, other than the Company, at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

Appointment and Removal of Members

      The members of the Committee shall be appointed by the Board on the recommendation of the Nominating/ Corporate Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities:

      The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

Engagement of Independent Auditor

•	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the Company.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services. Pre-approval of audit and non-audit services shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

•	Ensure that the Committee’s approval of any non-audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

Evaluate Independent Auditor’s Qualifications, Performance and Independence

•	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

•	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

•	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to satisfy itself of the independence of the outside auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

•	Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

•	Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor to the full Board.

Review Financial Statements and Financial Disclosure

•	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the report of the independent auditor thereon and to discuss any significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls.

•	Review with the independent auditor any audit problems or difficulties and management’s response, including significant disagreements with management, adjustments noted by the independent auditor but not taken by management, communications between the audit team and the national office, and any management or internal control letters issued or proposed to be issued. Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

•	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

•	Discuss earnings press releases, as well as the financial information and earnings guidance provided to analysts and rating agencies. This may be done generally and does not require the Committee to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

•	Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

•	Discuss policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal controls.

Related-Party Transactions

•	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Internal Audit Review

•	Review the responsibilities, functions and performance of the Company’s internal audit department, including internal audit plans, budget, and the scope and results of internal audits.

•	Periodically review with management, the internal audit department and the independent auditor the scope and adequacy of the internal accounting controls implemented to comply with the Foreign Corrupt Practices Act (“FCPA”).

•	Periodically review with management, the internal audit department and the independent auditor, and report to the Board regarding, the Company’s compliance with the recordkeeping provisions of the FCPA and SEC rules.

Proxy Statement Report of Audit Committee

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Hiring Policies

•	Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account, and ensure that such policies comply with any regulations applicable to the Company from time to time.

Ethics Compliance and Complaint Procedures

•	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Develop and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Reports to Board

•	Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the internal and independent auditors.

•	Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee’s work.

Duties Exclusive to the Audit Committee:

      The following duties, previously set forth in this Charter, shall be the exclusive responsibility of this Committee:

•	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide to the Company and approve the fees for such services.

(Pre-approval of audit and non-audit services may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings.)

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings:

      The Committee shall establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

      The Committee shall meet at least quarterly in separate executive sessions with management, internal audit personnel and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation:

      The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

      The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

      It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Appendix B

Charter of the Compensation Committee
of Shurgard Storage Centers, Inc. Board of Directors

      In addition to the provisions of Section 4.16.3 of the bylaws of this corporation (the “Company”), the objectives, policies and functions of the Compensation Committee of this Board of Directors (the “Compensation Committee”) shall be as follows:

I.     Purpose

A.	The fundamental purposes of the Compensation Committee (“Committee”) of the Board of Directors (Board) of Shurgard Storage, Inc. (“Company”) are to act as a delegate to carry out the Board’s responsibility for compensating executive officers and prepare the annual Committee report for the proxy statement.

B.	In addition, the Committee is to develop and articulate a pay-for-performance philosophy to guide executive compensation practices.

C.	The Committee is to review and report to the Board on compensation and personnel policies and plans, including management development and succession plans, and to approve employee compensation and benefit programs.

II.     Membership

A.	The Committee will consist of two or more members of the Board, composed entirely of outside directors. A Chairperson and each Committee member will be appointed by the Board and will serve until a successor is appointed by the Board. In the event any member of the Committee will cease to be a Director of the Company, the Board will fill the vacancy created. A Committee member may be removed by the Board in accordance with the processes developed by the Nominating Committee of the Board.

B.	Each member of the Committee will be “independent” (as defined by the NYSE governance rules and approved by the SEC) of management and free from any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member.

III.     Meetings

A.	The Committee will hold regular meetings (normally quarterly, but not less than twice each year), usually in conjunction with Board meetings. The meetings may be held in person or by telephone conferencing. The Committee Chairperson, Chairman of the Board, Chief Executive Officer or any member of the Committee may call special meetings of the Committee. As deemed necessary by the Committee, meetings will be attended by independent consultants retained by the Committee to facilitate review of senior management and employee compensation and benefit programs. The Committee retains the authority to retain external advisors and the terms and conditions upon which they are engaged. The Committee may also terminate external advisors, in its sole discretion.

B.	A majority of the members of the Committee will constitute a quorum for the transaction of business. Meetings will be held at the principal offices of the Company or as directed by the Chairperson of the Committee.

C.	The Company will appoint an appropriate employee of the Company to keep regular minutes of all Committee proceedings. The minutes of each meeting will be reviewed and approved by legal counsel and the Committee Chairperson. The approved minutes will become a permanent corporate record and will be provided to the Board after each meeting. Unless otherwise provided in the Charter, the meetings and any other actions of the Committee will be governed by the provisions of Articles 4.16.3 and 4.16.5 of the Bylaws of the Company applicable to meeting and actions of the Board and Committees thereof.

III.	Duties and Responsibilities of the Committee

A.	Establish the general compensation philosophy and policy for the Company to ensure consistency with the strategic plan and shareholder considerations

B.	Conduct a performance appraisal of the Chief Executive Officer at least annually

C.	Investigate competitive practices and trends to determine the adequacy of the current compensation and benefit programs

D.	Determine and approve compensation levels (including salary, annual incentives, long-term incentives, stock options, benefits, agreements, and perquisites) for the Chief Executive Officer

      E.      Review and approve:

1.	Major changes in management organization structure

2.	Employment agreements

3.	Change-of-control agreements

4.	Incentive plan designs for officers and all employees

5.	Performance targets and measures under the annual and long-term incentive programs for officers

6.	Award payments for officers under the annual and long-term incentive programs

7.	Total incentive payments under all incentive programs to all employees

8.	Aggregate share pool used for making equity compensation awards

9.	Recommended compensation of Company officers as proposed by the Chairman of the Board and/or the Chief Executive Officer

10.	Merit budget and salary range adjustments for officers

11.	Merit budget funding for all employees

12.	Changes in policies and features of employee insurance and benefit programs

13.	Approve candidates for election as officers of the Company

14.	Strategic plans

15.	Succession plans

16.	Board of Director compensation arrangements and processes for determination (which must also be approved by the full Board)

      F.      Ensure all compensation and benefit plans are administered in relation to current tax law, accounting principles, SEC matters, Company strategy, Company business plans, shareholder interests, and executive performance

      G.      Subject to the provisions of the Company’s plans, administer all Company employee compensation, incentive, and benefit plans (either directly or as designated by the Committee, if appropriate) including:

1.	Stock option plans (employee and nonemployee Director plans)

2.	Long-term incentive plans

3.	Stock purchase plans

4.	Annual incentive plans

5.	Retirement, 401k programs or profit sharing plans

6.	Medical, dental, and insurance plans

7.	Special deferred compensation plans

8.	Executive perquisite programs and policies

9.	Other executive and director compensation arrangements

      H.      Determine, subject to the terms and conditions of the Company’s plans, the:

1.	Directors, officers, and employees eligible to participate in any of the plans,

2.	Extent of such participation, and

3.	Terms and conditions under which benefits may be vested, received or exercised

I.	Develop a Compensation Committee evaluation program and review process

J.	Direct the preparation and approval of the Compensation Committee Report (for the annual proxy statement)

K.	Report Committee activities to the Board at least annually and advise the Board as to necessary actions and exposure issues

L.	Communicate with shareholders on important compensation issues

M.	Insure the Compensation Committee charter is disclosed on the Company website and referenced in the annual report

V.	Duties and Responsibilities of the Committee Chair

A.	Preside at all meetings of the Committee

B.	Present to the Board the findings and recommendations of the Committee

C.	Prepare the Committee meeting agenda and annual calendar

D.	Schedule sufficient time for Committee deliberations

E.	Ensure the Committee members receive adequate continuing education on compensation matters

F.	Convene and conduct regular and special meetings of the Committee

G.	Advise and provide counsel to other Board members with regard to compensation and benefits matters

H.	Ensure all major activities and plans are consistent with the statutory regulations

I.	Ensure all major activities and plans are consistent with the Company’s compensation philosophy and policies

J.	Present any proposed changes to major plans and policies of the Company for Board action

K.	Retain and work with outside consultants and experts, if necessary

ANNUAL MEETING OF SHAREHOLDERS OF

SHURGARD STORAGE CENTERS, INC.

May 13, 2003

Please date, sign and mail your
proxy card in the envelope provided as
soon as possible.

The Board of Directors recommends a vote“FOR ALL NOMINEES” in Item 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.	Election of the following two nominees to serve as directors for the terms shown below or until their successors are elected and qualified:	In their discretion, the Proxies are authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1.

☐	FOR ALL NOMINEES	NOMINEES: (Class 3, Three-Year Terms) ☐Harrell L. Beck ☐Wendell J.Smith	The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated March 27, 2003.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Shareholder____________________________	Date:_______	Signature of Shareholder____________________________	Date:_______

Note:	Please sign above exactly as your name appears on this proxy card. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title. ☐

PROXY

SHURGARD STORAGE CENTERS, INC.

PROXY FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13,
2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles K. Barbo and Harrell L. Beck, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated on the reverse side all the shares of Class A Common Stock, par value $.001 per share, of Shurgard Storage Centers, Inc. held of record by the undersigned on March 18, 2003, at the 2003 Annual Meeting of Stockholders to be held on May 13, 2003, or any adjournment or postponement thereof, as follows:

IMPORTANT- PLEASE DATE AND SIGN ON THE OTHER SIDE

ANNUAL MEETING OF SHAREHOLDERS OF

SHURGARD STORAGE CENTERS, INC.

May 13, 2003

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible — OR —

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call — OR —
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page

Electronic Distribution

If you would like to receive future Shurgard Storage Centers, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your tax identification number and account number to log in, then select Receive Company Mailings via Email.s via Email.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Item 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.	Election of the following two nominees to serve as directors for the terms shown below or until their successors are elected and qualified:	In their discretion, the Proxies are authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1.

☐	FOR ALL NOMINEES	NOMINEES: (Class 3, Three-Year Terms) ☐Harrell L. Beck ☐Wendell J.Smith	The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated March 27, 2003.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Shareholder____________________________	Date:_______	Signature of Shareholder____________________________	Date:_______

Note:	Please sign above exactly as your name appears on this proxy card. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title. ☐